UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☑

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Materials Pursuant to Section 240.14a-12

INTERNATIONAL ELECTRONICS, INC.

(Name of Registrant as Specified in its Charter)

RISCO LTD.

ROKONET INDUSTRIES, U.S.A., INC.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRESS RELEASE

CONTACT:

Bob Marese: (212) 929-5045

Lex Flesher: (212) 929-5397

MacKenzie Partners, Inc.

FOR IMMEDIATE RELEASE:

RISCO WITHDRAWS TENDER OFFER

BOSTON, MA — May 17, 2007 — Rokonet Industries, U.S.A., Inc., a wholly-owned subsidiary of RISCO Ltd. (RISCO), announced today that it is withdrawing its cash tender offer for all of the outstanding common stock of International Electronics, Inc. (IEIB.OB) for $4 per share announced March 6, 2007, its control share acquisition statement and related request for a special meeting of International Electronics, Inc. stockholders scheduled for May 18.

“We are pleased that RISCO’s offer forced IEI to finally deliver value to stockholders,” said RISCO Chairman, Moshe Alkelai. “In light of IEI’s announced transaction with Linear at $6.65 per share, more than 300% above the IEI trading price when RISCO began this process just over six months ago, we have decided to withdraw our tender offer. We wish the IEI stockholders well with their extraordinary return.”

MacKenzie Partners, Inc. is the Information Agent for RISCO’s tender offer and any questions or requests for the Offer to Purchase and related materials with respect to the tender offer may be directed to MacKenzie Partners, Inc.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the solicitation of proxies of Rokonet Industries, U.S.A., Inc. from stockholders of IEI in connection with the special meeting of IEI stockholders to be held on May 18, 2007. Rokonet Industries, U.S.A., Inc. will file a definitive proxy statement on Schedule 14A. IEI STOCKHOLDERS SHOULD READ THOSE MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION REGARDING RISCO’S PROPOSAL. Stockholders will be able to obtain the proxy statement and related materials with respect to the special meeting free at the SEC’s website at www.sec.gov or from Rokonet Industries, U.S.A., Inc. by contacting Mackenzie Partners, Inc. toll free at 1-800-322-2885 or collect at 1-212-929-5500 or via email at proxy@mackenziepartners.com.

The offer to buy IEI common stock is only being made pursuant to an offer to purchase and related materials that Rokonet Industries, U.S.A., Inc. has filed with the SEC. IEI STOCKHOLDERS SHOULD READ THESE MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. Stockholders will be able to obtain the offer to purchase and related materials with respect to the tender offer at the SEC’s website at www.sec.gov or from Rokonet Industries, U.S.A., Inc. by contact Mackenzie Partners, Inc. toll free at 1-800-322-2885 or collect at 1-212-929-5500 or via email at proxy@mackenziepartners.com.

Participants in Solicitation

Rokonet Industries, U.S.A., Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of IEI common stock in respect of the proposed special meeting of stockholders. Certain information about such persons and their interest in the solicitation will be contained in the proxy statement regarding the special meeting, when it becomes available.